NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
February 11, 2020

RECORD ANNUAL RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 11, 2020 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2019. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Revenues	$173,376	$158,976	$670,487	$622,661

Net earnings available to common stockholders	$58,534	$27,980	$258,183	$258,120
Net earnings per common share	$0.34	$0.17	$1.56	$1.65

FFO available to common stockholders	$110,445	$82,491	$446,661	$395,337
FFO per common share	$0.65	$0.52	$2.71	$2.53

Core FFO available to common stockholders	$120,301	$101,001	$455,186	$414,590
Core FFO per common share	$0.70	$0.63	$2.76	$2.65

AFFO available to common stockholders	$122,205	$103,523	$462,325	$418,702
AFFO per common share	$0.71	$0.65	$2.80	$2.68

•	Portfolio occupancy was 99.0% at December 31, 2019 as compared to 99.1% at September 30, 2019, and 98.2% at December 31, 2018

2019 Highlights:

•	Increased annual FFO per common share 7.1%

•	Increased annual Core FFO per common share 4.2%

•	Increased annual AFFO per common share 4.5%

•	Dividend yield of 3.8% at December 31, 2019

•
Annual dividend per common share increased 4.1% to $2.03 marking the 30th consecutive year of annual dividend increases - making the company one of only three equity REITs and less than 90 publicly traded companies in America to have increased annual dividends for 30 or more consecutive years

•	Maintained high occupancy levels at 99.0% with a weighted average remaining lease term of 11.2 years

2019 Highlights (continued):

•	Invested $752.5 million in 210 properties with an aggregate gross leasable area of approximately 3,164,000 square feet at an initial cash yield of 6.9%

•	Sold 59 properties for $126.2 million, producing $32.1 million of gains on sale, net of noncontrolling interest, at a cap rate of 5.9%

•	Raised $524.8 million in net proceeds from issuance of 9,706,940 common shares

•	$766.4 million availability on bank credit facility at December 31, 2019

•	99.7% of properties are unencumbered with secured mortgage debt

•	Total average annual shareholder return of 13.6% over the past 25 years exceeds industry and general equity averages

Selected Highlights for the quarter ended December 31, 2019:

•	Investments:

◦	$242.9 million in property investments, including the acquisition of 79 properties with an aggregate gross leasable area of approximately 519,000 square feet at an initial cash yield of 6.8%

•	Dispositions:

◦	Sold 16 properties with net proceeds of $31.4 million, producing $7.0 million of gains on sales at a cap rate of 6.4%

•	Long-term capital:

◦	Raised $3.0 million in net proceeds from the issuance of 53,791 common shares

Jay Whitehurst, Chief Executive Officer, commented: "2019 was a year of significant milestones for National Retail Properties: our 35th year in business; our 25th year listed on the New York Stock Exchange, and most importantly, our 30th year of consecutive annual dividend increases. Our steady execution continued to produce impressive outcomes. Our Core FFO per share increased by 4.2% over 2018 and our long-term total shareholder returns continued to exceed the REIT averages while, in our opinion, taking below average risk. Moreover, the continued execution of our long-term focused business plan positions National Retail Properties to continue this enviable track record of consistent performance into 2020 and beyond."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2019, the company owned 3,118 properties in 48 states with a gross leasable area of approximately 32.5 million square feet and with a weighted average remaining lease term of 11.2 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 11, 2020, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital and risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-K with the Commission for the quarter and year ended December 31, 2019. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Income Statement Summary

Revenues:
Rental income	$173,163	$158,827	$669,009	$621,399
Interest and other income from real estate transactions	213	149	1,478	1,262
	173,376	158,976	670,487	622,661

Operating expenses:
General and administrative	10,127	8,267	37,651	34,248
Real estate	7,258	7,649	27,656	25,099
Depreciation and amortization	48,102	44,117	188,871	174,398
Impairment losses – real estate, net of recoveries	10,868	18,494	31,992	28,211
Retirement severance costs	—	270	—	1,013
	76,355	78,797	286,170	262,969
Gain on disposition of real estate	6,955	8,020	32,463	65,070
Earnings from operations	103,976	88,199	416,780	424,762

Other expenses (revenues):
Interest and other income	(200)	(1,553)	(3,112)	(1,810)
Interest expense	30,307	34,940	120,023	115,847
Leasing transaction costs	83	—	261	—
Loss on early extinguishment of debt	—	18,240	—	18,240
	30,190	51,627	117,172	132,277

Net earnings	73,786	36,572	299,608	292,485
Earnings attributable to noncontrolling interests	—	(10)	(428)	(38)

Net earnings attributable to NNN	73,786	36,562	299,180	292,447
Series E preferred stock dividends	(911)	(4,097)	(13,201)	(16,387)
Series F preferred stock dividends	(4,485)	(4,485)	(17,940)	(17,940)
Excess of redemption value over carrying value of preferred shares redeemed	(9,856)	—	(9,856)	—
Net earnings available to common stockholders	$58,534	$27,980	$258,183	$258,120

Weighted average common shares outstanding:
Basic	170,763	159,193	164,688	155,745
Diluted	171,175	159,772	165,084	156,296

Net earnings per share available to common stockholders:
Basic	$0.34	$0.17	$1.56	$1.65
Diluted	$0.34	$0.17	$1.56	$1.65

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$58,534	$27,980	$258,183	$258,120
Real estate depreciation and amortization	47,998	44,037	188,537	174,076
Gain on disposition of real estate, net of noncontrolling interests	(6,955)	(8,020)	(32,051)	(65,070)
Impairment losses – depreciable real estate, net of recoveries	10,868	18,494	31,992	28,211
Total FFO adjustments	51,911	54,511	188,478	137,217
FFO available to common stockholders	$110,445	$82,491	$446,661	$395,337

FFO per common share:
Basic	$0.65	$0.52	$2.71	$2.54
Diluted	$0.65	$0.52	$2.71	$2.53

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$58,534	$27,980	$258,183	$258,120
Total FFO adjustments	51,911	54,511	188,478	137,217
FFO available to common stockholders	110,445	82,491	446,661	395,337

Excess of redemption value over carrying value of preferred share redemption	9,856	—	9,856	—
Retirement severance costs	—	270	—	1,013
Gain on sale of equity investments	—	—	(1,331)	—
Loss on early extinguishment of debt	—	18,240	—	18,240
Total Core FFO adjustments	9,856	18,510	8,525	19,253
Core FFO available to common stockholders	$120,301	$101,001	$455,186	$414,590

Core FFO per common share:
Basic	$0.70	$0.63	$2.76	$2.66
Diluted	$0.70	$0.63	$2.76	$2.65

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$58,534	$27,980	$258,183	$258,120
Total FFO adjustments	51,911	54,511	188,478	137,217
Total Core FFO adjustments	9,856	18,510	8,525	19,253
Core FFO available to common stockholders	120,301	101,001	455,186	414,590

Straight-line accrued rent	(631)	124	(2,333)	(747)
Net capital lease rent adjustment	94	220	602	874
Below market rent amortization	(189)	(288)	(768)	(2,622)
Stock based compensation expense	2,932	2,641	10,737	9,282
Capitalized interest expense	(302)	(175)	(1,099)	(2,675)
Total AFFO adjustments	1,904	2,522	7,139	4,112
AFFO available to common stockholders	$122,205	$103,523	$462,325	$418,702

AFFO per common share:
Basic	$0.72	$0.65	$2.81	$2.69
Diluted	$0.71	$0.65	$2.80	$2.68

Other Information:
Rental income from operating leases(1)	$167,805	$152,915	$650,112	$602,131
Earned income from direct financing leases(1)	$174	$226	$798	$923
Percentage rent(1)	$260	$543	$1,310	$1,561

Real estate expense reimbursement from tenants(1)	$4,924	$5,143	$16,789	$16,784
Real estate expenses	(7,258)	(7,649)	(27,656)	(25,099)
Real estate expenses, net of tenant reimbursements	$(2,334)	$(2,506)	$(10,867)	$(8,315)

Amortization of debt costs	$944	$1,917	$3,731	$4,611
Scheduled debt principal amortization (excluding maturities)	$145	$138	$567	$538
Non-real estate depreciation expense	$108	$83	$346	$332

(1)
The consolidated financial statements for the quarter and year ended December 31, 2019 and 2018 are presented under the new accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter and year ended December 31, 2019, the aggregate of such amounts is $173,163 and $669,009, respectively, classified as rental income on the income statement summary. For the quarter and year ended December 31, 2018, the aggregate of such amounts is $158,827 and $621,399, respectively.

2020 Earnings Guidance (Unchanged from October 2019):
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

2020 Guidance
Net earnings per common share excluding any gains on disposition of real estate and impairment charges	$1.70 - $1.74 per share
Real estate depreciation and amortization per share	$1.13 per share
Core FFO per share	$2.83 - $2.87 per share
AFFO per share	$2.90 - $2.94 per share
General and administrative expenses	$42.0 - $43.0 Million
Real estate expenses, net of tenant reimbursements	$8.0 - $9.0 Million
Acquisition volume	$550 - $650 Million
Disposition volume	$80 - $120 Million

National Retail Properties, Inc. (in thousands) (unaudited)

	December 31, 2019	December 31, 2018
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,290,025	$6,845,446
Accounted for using the direct financing method	4,204	8,069
Real estate held for sale	7,010	21,917
Cash and cash equivalents	1,112	114,267
Receivables, net of allowance of $506 and $2,273, respectively	2,874	3,797
Accrued rental income, net of allowance of $1,842	28,897	25,387
Debt costs, net of accumulated amortization of $15,574 and $14,118, respectively	2,783	4,081
Other assets	97,962	80,474
Total assets	$7,434,867	$7,103,438

Liabilities:
Line of credit payable	$133,600	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	12,059	12,694
Notes payable, net of unamortized discount and unamortized debt costs	2,842,698	2,838,701
Accrued interest payable	18,250	19,519
Other liabilities	96,578	77,919
Total liabilities	3,103,185	2,948,833

Stockholders’ equity of NNN	4,331,675	4,154,250
Noncontrolling interests	7	355
Total equity	4,331,682	4,154,605

Total liabilities and equity	$7,434,867	$7,103,438

Common shares outstanding	171,694	161,504

Gross leasable area, Property Portfolio (square feet)	32,460	30,487

National Retail Properties, Inc. Debt Summary As of December 31, 2019 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$133,600	$133,600	L + 87.5 bps	2.788%	January 2022

Unsecured notes payable:

2022	325,000	323,426	3.800%	3.985%	October 2022
2023	350,000	349,049	3.300%	3.388%	April 2023
2024	350,000	349,653	3.900%	3.924%	June 2024
2025	400,000	399,391	4.000%	4.029%	November 2025
2026	350,000	347,169	3.600%	3.733%	December 2026
2027	400,000	398,693	3.500%	3.548%	October 2027
2028	400,000	397,445	4.300%	4.388%	October 2028
2048	300,000	295,842	4.800%	4.890%	October 2048
Total	2,875,000	2,860,668

Total unsecured debt	$3,008,600	$2,994,268

Debt costs		$(26,932)
Accumulated amortization		8,962
Debt costs, net of accumulated amortization		(17,970)
Notes payable, net of unamortized discount and unamortized debt costs (1)		$2,842,698

(1) Unsecured notes payable have a weighted average interest rate of 4.0% and a weighted average maturity of 8.3 years

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$12,116	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	90
Debt costs, net of accumulated amortization	(57)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$12,059

(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Line of Trade	2019(1)	2018(2)
1.	Convenience stores	18.2%	18.0%
2.	Restaurants - full service	11.1%	11.4%
3.	Automotive service	9.6%	8.6%
4.	Restaurants - limited service	8.8%	8.9%
5.	Family entertainment centers	6.7%	7.1%
6.	Health and fitness	5.2%	5.6%
7.	Theaters	4.7%	5.0%
8.	Recreational vehicle dealers, parts and accessories	3.4%	3.4%
9.	Automotive parts	3.1%	3.4%
10.	Equipment rental	2.6%	1.9%
11.	Home improvement	2.6%	2.2%
12.	Wholesale clubs	2.5%	2.3%
13.	Medical service providers	2.1%	2.2%
14.	General merchandise	1.8%	1.6%
15.	Home furnishings	1.7%	1.5%
16.	Furniture	1.6%	1.7%
17.	Travel plazas	1.6%	1.7%
18.	Drug stores	1.6%	1.8%
19.	Consumer electronics	1.5%	1.6%
20.	Bank	1.3%	1.6%
	Other	8.3%	8.5%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.6%	6.	North Carolina	4.5%
2.	Florida	8.8%	7.	Indiana	4.0%
3.	Ohio	5.8%	8.	Tennessee	3.8%
4.	Illinois	5.0%	9.	Virginia	3.6%
5.	Georgia	4.5%	10.	California	3.3%

(1)	Based on the annualized base rent for all leases in place as of December 31, 2019.

(2)	Based on the annualized base rent for all leases in place as of December 31, 2018.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (≥ 2.0%)

Tenant	Properties	% of Total (1)
7-Eleven	140	5.0%
Mister Car Wash	116	4.6%
Camping World	47	4.2%
LA Fitness	30	3.7%
Flynn Restaurant Group (Taco Bell/Arby's)	204	3.5%
GPM Investments (Convenience Stores)	151	3.3%
AMC Theatres	20	3.0%
Couche-Tard (Pantry)	85	2.8%
BJ's Wholesale Club	11	2.5%
Sunoco	61	2.3%
Chuck E. Cheese's	53	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2020	1.7%	66	688,000	2026	4.5%	174	1,672,000
2021	3.5%	115	1,253,000	2027	7.1%	194	2,582,000
2022	5.5%	123	1,634,000	2028	4.5%	153	1,158,000
2023	2.9%	118	1,471,000	2029	3.0%	75	1,030,000
2024	3.7%	100	1,600,000	2030	3.7%	101	1,137,000
2025	5.3%	167	1,850,000	Thereafter	54.6%	1,698	15,743,000

(1)	Based on the annual base rent of $674,338,000, which is the annualized base rent for all leases in place as of December 31, 2019.

(2)	As of December 31, 2019, the weighted average remaining lease term is 11.2 years.

(3)	Square feet.